Exhibit 99.1

February 6, 2025

We are pleased to report results for the three months and year ended December 31, 2024. Consolidated net income for the three months ended December 31, 2024, was $3.0 million, compared to $3.0 million, for the same period in 2023, and $8.8 million, for the year ended December 31, 2024, compared to $11.3 million, for the same period in 2023. The decrease in earnings for the comparison periods was impacted by the previously announced balance sheet repositioning with the sale of $38.8 million of lower-yielding available-for-sale debt securities for a pre-tax realized loss of $1.3 million, which was recorded in the third quarter of 2024. The proceeds of the repositioning were invested in higher yielding debt securities and loans. Also impacting 2024 profitability was credit loss expense of $930 thousand for the year ended December 31, 2024, compared to a benefit of $499 thousand for the year ended December 31, 2023, a difference of $1.429 million year over year. The increase in credit loss expense was to support loan growth during 2024 and was not due to a deterioration in credit quality.
Total assets were $1.53 billion as of December 31, 2024, compared to $1.47 billion as of December 31, 2023, an increase of $59.5 million, or 4.0%. Loan demand was robust in 2024 resulting in an increase of $130.0 million, or 12.6%, to reach $1.16 billion as of December 31, 2024, compared to $1.03 billion as of December 31, 2023. Asset quality remains strong with minimal past due loans and net recoveries of $22 thousand for the year ended December 31, 2024.
Total deposits were $1.17 billion as of December 31, 2024, compared to deposits of $1.31 billion as of December 31, 2023, that include $153.0 million of purchased brokered deposits. There were no purchased deposits as of December 31, 2024. Federal Home Loan Bank advances of $259.7 million were outstanding as of December 31, 2024, compared to

$55.7 million outstanding as of December 31, 2023. There were also $10.0 million in advances from the Federal Reserve’s Bank Term Funding Program outstanding as of December 31, 2023.
The Company had total equity capital of $66.5 million and a book value per share of $14.65 as of December 31, 2024, compared to $65.8 million and a book value of $14.56 per share as of December 31, 2023. Total equity capital is reduced by accumulated other comprehensive loss as it relates to the fair market value adjustment for investment securities. Accumulated other comprehensive loss as of December 31, 2024, was $34.0 million compared to $32.0 million as of December 31, 2023.
The local and national economies display continued resilience. We had expected the Federal Reserve to drop short term interest rates more than the 100 basis point reduction that occurred in 2024. Likewise, it appears that interest rates will be “higher for longer” with the yield curve moving from inverted to positively steepening and short term rates being lower than long term rates. This is good for our net interest margin, though funding costs remain higher than hoped for. This will be a continued challenge in 2025. We continue to seek to originate sound, appropriately priced loans to improve our net interest margin as well as exploring other strategies to increase profitability.
The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable February 6, 2025, to shareholders of record as of January 25, 2025.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, 3 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	Dec 31, 2024	Dec 31, 2023	Dec 31, 2024		Dec 31, 2023	Dec 31, 2024	Dec 31, 2023	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(12 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$5,168	$4,429	Interest Income	$18,590	$15,416	$67,954	$57,110
								Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	8,148	6,314	29,590	19,267	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	10,670	73,237						Gregory D. Sargent
			Net Interest Income	10,442	9,102	38,364	37,843	David S. Silverman
Interest Bearing Deposits in Banks	9,462	14,690						Janet P. Spitler
			Credit Loss Expense (Benefit)	347	(338)	930	(499)
Investment Securities	252,258	265,883	Net Interest Income After Credit Loss Expense (Benefit)	10,095	9,440	37,434	38,342	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	5,204	3,070
								DIRECTORS
Loans, net	1,157,898	1,030,022	Wealth Management Income	274	248	1,067	943	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(7,680)	(6,566)	Net losses on sales of investment securities	—	—	(1,293)	—	Joel S. Bourassa	Andrew A. Dean - Northern NH
								Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,225	20,771	Noninterest Income	2,512	2,421	9,949	8,961	Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
								Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	75,153	63,343	Noninterest Expenses:					Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,528,358	$1,468,879	Salaries & Wages	4,336	3,352	15,678	14,247	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Employee Benefits	1,074	1,300	5,716	5,365		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	Dec 31, 2024	Dec 31, 2023	Occupancy Expense, net	576	516	2,194	2,035		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
			Equipment Expense	1,026	1,008	3,992	3,722
Noninterest Bearing Deposits	$226,048	$250,992
			Other Expenses	2,602	2,454	10,447	10,000	VERMONT
Interest Bearing Deposits	714,862	765,689
			Total	9,614	8,630	38,027	35,369	Berlin	1028 US Route 302	802.476.0061
Time Deposits	227,984	288,922	Income Before Taxes	3,267	3,479	9,130	12,877	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	259,696	65,696	Income Tax (Benefit) Expense	266	430	369	1,620	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,273	16,239	Net income	$3,001	$3,049	$8,761	$11,257	Lyndonville	183 Depot Street	802.626.3100
								Morrisville	20 Lower Main Street	802.888.6600
Accrued Interest & Other Liabilities	17,015	15,534	Earnings Per Share	$0.67	$0.68	$1.94	$2.50		65 Northgate Plaza	802.888.6860
								Shelburne	5068 Shelburne Road	802.985.0227
Common Stock	10,024	9,991	Book Value Per Share			$14.65	$14.56	St. Albans	15 Mapleville Depot	802.524.9000
								St. Johnsbury	Operations and Loan Center
Additional Paid-in Capital	3,031	2,621							364 Railroad Street	802.748.3131
Retained Earnings									Branch
	91,722	89,472							325 Portland Street	802.748.3121
Accumulated Other Comprehensive Loss	(33,997)	(31,955)						Stowe	47 Park Street	802.253.6600
								Williston	Branch
									31 Market St	802.878.7900
Treasury Stock at Cost	(4,300)	(4,322)							Loan Center
									31 Market St	802.865.1000
Total Liabilities & Shareholders' Equity	$1,528,358	$1,468,879
Standby letters of credit were $1,640,000 and $1,557,000 at December 30, 2024 and 2023, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	120 North-South Road	603.356.4010